Exhibit 22.1

Owens & Minor, Inc.

List of Guarantor Subsidiaries

The following table lists the guarantors, issuers, or co-issuers of Owens & Minor, Inc.'s 2024 Notes as of June 30, 2024:

Entity:

Owens & Minor, Inc.

Owens & Minor Distribution, Inc.

Owens & Minor Medical, Inc.

Barista Acquisition I, LLC

Barista Acquisition II, LLC

O&M Halyard, Inc.

O&M Byram Holding, GP

Byram Holdings I, Inc.

Byram Healthcare Centers, Inc.

Owens & Minor International Logistics, Inc.

AVID Medical, Inc., a Delaware corporation

Clinical Care Services, L.L.C., a Utah limited liability company

Diabetes Specialty Center, L.L.C., a Utah limited liability company

Fusion 5 Inc., a Delaware corporation

Halyard North Carolina, LLC, a North Carolina limited liability company

Medical Action Industries, Inc., a Delaware corporation

O&M Worldwide, LLC, a Virginia limited liability company

Owens & Minor Global Resources, LLC, a Virginia limited liability company

Apria, Inc.

Apria Healthcare Group LLC

Apria Healthcare LLC

Apria Holdco LLC

CPAP Sleep Stores, LLC

DMEHUB LLC

Healthy Living Home Medical LLC

Lofta

American Contract Systems, Inc.

Central Repository Contracting LLC

Owens & Minor Ventures, LLC

Tally Surgical Investment Holdings, LLC